UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 11, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 11, 2010, Retail Opportunity Investments Corp. (the "Company") entered into a purchase and sale agreement (the "Agreement") with J-T Properties Ltd. (the "Seller") to acquire a grocery-anchored neighborhood shopping center located in Vancouver, Washington (the "Vancouver Market Center"), for an aggregate purchase price of $11.2 million. At closing, the Company intends to assume the Seller's obligations under an existing loan (the "Loan"), due October 1, 2014, secured by the Vancouver Market Center with an interest rate of 6.03% per annum and a total current balance of approximately $9.2 million, and will pay the remainder of the purchase price in cash.  The assumption of the Loan by the Company is subject to the approval by the lender under the Loan.

The Vancouver Market Center is a grocery-anchored neighborhood shopping center of approximately 116,000 square feet which is anchored by Albertsons. It is currently 95.84% leased.  The Vancouver Market Center is located in an area with approximately 220,000 people within a five mile radius.

The acquisition of the Vancouver Market Center is expected to close within approximately a 60-day period, but remains subject to customary closing conditions, including the approval by the lender under the Loan, and a 21-day due diligence period. The Company has paid to the Seller an initial earnest money deposit of $250,000.  If the Company waives certain conditions as set forth in the Agreement, the Company will pay an additional $250,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Agreement will automatically terminate and the earnest money deposits will be returned to the Company, other than $15,000 of such earnest money deposits which will be released to the Seller after the initial conditions are waived by the Company and will be non-refundable except for the failure to close the acquisition of the Vancouver Market Center as a result of a default by the Seller.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable

(b)           Pro Forma Financial Information.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.
Dated: May 17, 2010
	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer